UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 1, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Endologix, Inc., a Delaware corporation (the “Company”), adopted a cash bonus plan (the “Bonus Plan”) pursuant to which certain of the Company’s employees, including the named executive officers of the Company, are eligible to receive performance-based cash bonus compensation based on the achievement of certain corporate performance objectives in 2017. Under the Bonus Plan, each named executive officer of the Company is eligible to receive a target bonus calculated by multiplying his or her annual base salary by a percentage value assigned to such named executive officer by the Committee. The actual bonus amounts for the named executive officers of the Company will be determined based upon the achievement of corporate performance objectives, including global sales, gross margin, cash flow, quality, risk management, and functional performance objectives. The Committee established a sliding scale for the fiscal year 2017 targets and will determine bonus payouts in the first quarter of 2018 based on actual fiscal 2017 performance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: March 7, 2017	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer